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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 16, 1997

                             GREYHOUND LINES, INC.
               (Exact name of Registrant as Specified in Charter)

           DELAWARE                         1-10841                       86-0572343
 (State or other Jurisdiction      (Commission File Number)            (I.R.S. Employer
       of Incorporation)                                              Identification No.)

                            15110 N. DALLAS PARKWAY
                                   SUITE 600
                              DALLAS, TEXAS 75248
          (Address of Principal Executive Offices, including Zip Code)

       Registrant's telephone number, including area code: (972) 789-7000

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ITEM 5. OTHER EVENTS.

     In connection with its concurrent offerings (the "Offerings") of 11 1/2% Senior Notes due 2007 (the "Notes") and 8 1/2% Convertible Exchangeable Preferred Stock (the "Preferred Stock") completed April 16, 1997, the Company prepared a final offering memorandum for each offering which, in each case, contains a pro forma financial statement of operations for the year ended December 31, 1996, and a pro forma balance sheet as of December 31, 1996. These pro forma financial statements are set forth below.

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

     The following unaudited pro forma condensed consolidated financial information (the "Pro Forma Financial Information") has been prepared to illustrate the effects on the Company's results of operations and financial position of the Offerings and the application of the net proceeds therefrom. The Pro Forma Financial Information is based on the historical audited financial statements of the Company and the historical financial statements of Carolina Trailways, which the Company entered into an agreement to acquire on March 5, 1997. The following Pro Forma Financial Information should be read in conjunction with the historical financial statements of the Company, included in the Company's Annual Report on Form 10-K filed with Securities and Exchange Commission on March 19, 1997. The financial information presented for Carolina Trailways is derived from unaudited financial information of Carolina Trailways as of and for the year ended December 31, 1996, which management believes will not differ materially from the audited financial statements of Carolina Trailways currently being prepared.

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 gives effect to the Offerings and the application of the net proceeds therefrom as if such transactions had occurred on January 1, 1996. The Unaudited Pro Forma Condensed Consolidated Statement of Financial Position as of December 31, 1996 gives effect to the Offerings and the application of the net proceeds therefrom as if such transactions had occurred on that date. The Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have occurred had the transactions taken place on the indicated dates.

     The pro forma adjustments are based upon available information. These adjustments are directly attributable to the transactions referenced above, and are expected to have a continuing impact on the Company's business, results of operations, and financial position. The purchase of Carolina Trailways will be accounted for using the purchase method of accounting, pursuant to which the total purchase costs of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The final allocation of the purchase price will be determined upon the receipt of final appraisals of the acquired assets; however, such allocation is not expected to differ materially from the preliminary allocation.

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

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                 CAROLINA
                                                    1996        TRAILWAYS       OFFERING        1996
                                                 HISTORICAL   AS ADJUSTED(A)   ADJUSTMENTS    PRO FORMA
                                                 ----------   --------------   -----------    ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating Revenues
  Transportation services
     Regular route.............................   $597,779       $15,803        $     --      $613,582
     Package express...........................     33,527           381              --        33,908
  Food services................................     21,363            --              --        21,363
  Other operating revenues.....................     48,189           450              --        48,639
                                                  --------       -------        --------      --------
          Total operating revenues.............    700,858        16,634              --       717,492
                                                  --------       -------        --------      --------
Operating Expenses
  Maintenance..................................     73,441         2,429              --        75,870
  Transportation...............................    170,979         3,645              --       174,624
  Agents' commissions and station costs........    131,715         2,938              --       134,653
  Marketing, advertising and traffic...........     25,811           122              --        25,933
  Insurance and safety.........................     41,088           619              --        41,707
  General and administration...................     80,496         2,336              --        82,832
  Depreciation and amortization................     30,683         1,297             132  (b)   32,112
  Operating taxes and licenses.................     49,831           713              --        50,544
  Operating rents..............................     53,993            --            (458) (b)   53,535
  Cost of goods sold -- food services..........     13,774            --              --        13,774
  Other operating expenses.....................      8,243             4              --         8,247
                                                  --------       -------        --------      --------
          Total operating expenses.............    680,054        14,103            (326)      693,831
                                                  --------       -------        --------      --------
Operating Income...............................     20,804         2,531             326        23,661
Interest Expense...............................     27,346           920          17,250  (c)   24,768
                                                                                  (1,466) (d)
                                                                                 (15,267) (e)
                                                                                  (3,117) (f)
                                                                                    (702) (g)
                                                                                    (142) (b)
                                                                                    (534) (a)
                                                                                     480  (h)
Gain on Sale of Asset..........................         --           305              --           305
                                                  --------       -------        --------      --------
Income (Loss) Before Income Taxes and
  Extraordinary Items..........................     (6,542)        1,916           3,824          (802)
Income Tax Provision...........................         62            --              --            62
                                                  --------       -------        --------      --------
Income (Loss) Before Extraordinary Items.......     (6,604)        1,916           3,824          (864)
Preferred Stock Dividends......................         --            --           5,100  (i)    5,100
                                                  --------       -------        --------      --------
Net Income (Loss) Attributable to Common
  Shareholders Before Extraordinary Items......   $ (6,604)      $ 1,916        $ (1,276) (j) $ (5,964)
                                                  ========       =======        ========      ========
Net Loss Per Share of Common Stock Before
  Extraordinary Items..........................   $  (0.11)                                   $  (0.11)
Weighted Average Shares Outstanding............     58,263                                      58,263
Ratio of Earnings to Fixed Charges and
  Preferred Stock Dividends(k).................         --                                          --

           See Accompanying Notes to Pro Forma Financial Information.

   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                               DECEMBER 31, 1996

                                                            CAROLINA
                                               1996        TRAILWAYS       OFFERING             1996
                                            HISTORICAL   AS ADJUSTED(A)   ADJUSTMENTS         PRO FORMA
                                            ----------   --------------   -----------         ---------
                                                                  (IN THOUSANDS)
Current Assets
  Cash and cash equivalents...............   $    898       $ 1,587        $      --          $  2,485
  Other current assets....................     60,416         2,958               --            63,374
                                             --------       -------        ---------          --------
          Total current assets............     61,314         4,545               --            65,859
  Property, Plant and Equipment, net of
     accumulated depreciation.............    314,454         2,745            5,250 (b)       322,449
  Insurance and Security Deposits.........     76,180            --               --            76,180
  Intangibles, net of accumulated
     amortization.........................     20,970        26,924            4,729 (l)        52,623
  Other Long Term Assets..................     27,364           232               --            27,596
                                             --------       -------        ---------          --------
          Total assets....................   $500,282       $34,446        $   9,979          $544,707
                                             ========       =======        =========          ========
Current Liabilities
  Accrued liabilities.....................   $ 53,500       $ 1,494        $    (857) (m)     $ 47,776
                                                                              (6,361) (n)
  Current maturities of long-term debt....     11,662         1,783           (7,326) (n)        6,023
                                                                                 (96) (b)
  Other current liabilities...............     53,287         1,908               --            55,195
                                             --------       -------        ---------          --------
          Total current liabilities.......    118,449         5,185          (14,640)          108,994
Reserve for Injuries and Damages..........     40,099            --               --            40,099
Revolving Credit Facility.................     10,665        25,900          (25,452) (o)       11,113
10% Senior Notes due 2007.................    138,679            --         (138,679) (n)           --
11 1/2% Senior Notes due 2007.............         --            --          150,000  (p)      150,000
Other Long-Term Debt......................     54,899         2,727           (1,464) (b)       56,162
Less: Current Maturities..................    (11,662)       (1,783)           7,422  (n) (b)   (6,023)
Other Liabilities.........................      8,272         2,417               --            10,689
                                             --------       -------        ---------          --------
          Total liabilities...............    359,401        34,446          (22,813)          371,034
                                             --------       -------        ---------          --------
Stockholders' Equity
  Preferred stock.........................         --            --           60,000  (q)       60,000
  Common stock............................        585            --               --               585
  Capital in excess of par value..........    229,104            --           (2,250) (q)      226,854
  Retained deficit........................    (81,237)           --          (24,958) (j)     (106,195)
  Less: Unfunded accumulated pension
     obligation...........................     (6,533)           --               --            (6,533)
  Less: Treasury stock, at cost...........     (1,038)           --               --            (1,038)
                                             --------       -------        ---------          --------
          Total stockholders' equity......    140,881            --           32,792           173,673
                                             --------       -------        ---------          --------
          Total liabilities and
            stockholders' equity..........   $500,282       $34,446        $   9,979          $544,707
                                             ========       =======        =========          ========

           See Accompanying Notes to Pro Forma Financial Information.

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

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

(a) The Company has entered into an agreement to acquire Carolina Trailways. The acquisition is to be accounted for as a purchase business combination. The purchase price, including acquisition costs, is estimated to be $21.2 million and has been allocated as follows (in thousands):

Tangible assets purchased...................................  $ 7,522
Liabilities assumed.........................................   13,246
Purchase price in excess of net tangible assets
  (goodwill)................................................   26,924

     The adjusted condensed statement of operations data of Carolina Trailways includes adjustments to (1) reduce compensation paid to officers to amounts agreed to for periods after the acquisition and to eliminate management fees paid to former stockholders, (2) adjust depreciation expense based on new property, plant and equipment values and lives, and (3) record amortization of goodwill over 30 years.

     Approximately $4.4 million of existing Carolina Trailways indebtedness is to be repaid upon the closing of such acquisition with a portion of the net proceeds of the Offerings and is reflected as an Offering Adjustment.

(b) Represents the concurrent sale of an interest in one terminal, repayment of related mortgage debt and the purchase of four other terminals.

(c) Represents the interest expense related to the Notes.

(d) Represents elimination of the additional interest expense related to the interest rate swap agreements.

(e) Represents elimination of the interest expense related to the 10% Senior Notes due 2007 (the "10% Senior Notes").

(f) Represents elimination of the amortization of the discount on the 10% Senior Notes.

(g) Represents elimination of the interest expense on borrowings under the Revolving Credit Facility to be repaid with a portion of the net proceeds of the Offerings.

(h) Represents amortization of deferred debt issuance costs related to the Notes.

(i) Represents the payment of cash dividends on the Preferred Stock (assuming the over-allotment option is not exercised).

(j) Excludes an approximately $28.9 million extraordinary loss at January 1, 1996 on early extinguishment of debt related to the interest rate swap agreements and unamortized debt discount and repayment premium related to the 10% Senior Notes. The extraordinary loss would have been approximately $25.0 million at December 31, 1996 and will be recorded in the period the Offerings are consummated.

(k) As of December 31, 1996, earnings were insufficient to cover fixed charges by $6.5 million on an historical basis, and $6.5 million on a pro forma basis, giving effect to all adjustments described above. If, however, the pro forma ratio of earnings to fixed charges were calculated to give effect only to the refinancing of the 10% Senior Notes and the issuance only of sufficient Notes and Preferred Stock therefor, earnings would have been insufficient to cover fixed charges by $6.4 million. See Note (g) to "Selected Consolidated Financial Information."

(l) Represents issuance costs related to the Notes.

(m) Represents the payment of accrued interest on the interest rate swap agreements.

(n) Represents the payment of the outstanding principal balance and accrued interest of the 10% Senior Notes.

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

(o) Represents the payment of the purchase price and acquisition costs of Carolina Trailways ($21.2 million) and the repayment of Carolina Trailways indebtedness ($4.4 million).

(p) Represents the issuance of the Notes.

(q) Represents the issuance of 2,400,000 shares of Preferred Stock at $25.00 per share pursuant to the Preferred Stock Offering, and the reduction to capital in excess of par value for estimated issuance costs (assuming the over-allotment option is not exercised).

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GREYHOUND LINES, INC.

                                            By: /s/ STEVEN L. KORBY
                                              ----------------------------------
                                              Steven L. Korby
                                              Executive Vice President, Chief
                                                Financial
                                              Officer and Treasurer

Date: April 28, 1997

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